FOR IMMEDIATE RELEASE

ENERJEX RESOURCES TO PRESENT AT THE 17TH ANNUAL ENERCOM OIL & GAS CONFERENCE

San Antonio, Texas (August 10, 2012) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that its Chief Executive Officer, Robert Watson, Jr., will present at The Oil and Gas Conference hosted by EnerCom, Inc. in Denver, Colorado on Wednesday, August 15th at 4:50 p.m. Mountain Time (6:50 p.m. Eastern Time).

The presentation will be broadcast simultaneously and available for replay on the conference website at www.theoilandgasconference.com. A copy of the presentation will be available on the Company’s website at www.enerjex.com on the morning of August 13th.

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Portage Equity Market Advisors, LLC

Jack Zedlitz, Managing Advisor

Phone: (405) 230-1182

Email: jzedlitz@portagellc.com

Website: www.portagellc.com